Exhibit 24.1

Danaher Corporation
Registration Statement on Form S-8
Power of Attorney

Each person whose signature appears below constitutes and appoints Brian W. Ellis and James F. O’Reilly, or any of them, each acting alone, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this registration statement any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 31st day of October 2018.

Signatures	Title	Date

/s/ THOMAS P. JOYCE, JR.	President, Chief Executive Officer and Director	October 31, 2018
Thomas P. Joyce, Jr.	(Principal Executive Officer)

/s/ DANIEL L. COMAS	Executive Vice President and Chief Financial Officer	October 31, 2018
Daniel L. Comas	(Principal Financial Officer)

/s/ ROBERT S. LUTZ	Senior Vice President and Chief Accounting Officer	October 31, 2018
Robert S. Lutz	(Principal Accounting Officer)

/s/ STEVEN M. RALES	Chairman of the Board	October 31, 2018
Steven M. Rales

/s/ MITCHELL P. RALES	Chairman of the Executive Committee	October 31, 2018
Mitchell P. Rales

/s/ DONALD J. EHRLICH	Director	October 31, 2018
Donald J. Ehrlich

/s/ LINDA HEFNER FILLER	Director	October 31, 2018
Linda Hefner Filler

/s/ TERI LIST-STOLL	Director	October 31, 2018
Teri List-Stoll

/s/ WALTER G. LOHR, JR.	Director	October 31, 2018
Walter G. Lohr, Jr.

/s/ JOHN T. SCHWIETERS	Director	October 31, 2018
John T. Schwieters

Director
Alan G. Spoon

/s/ RAYMOND C. STEVENS, Ph.D	Director	October 31, 2018
Raymond C. Stevens, Ph.D

/s/ ELIAS A. ZERHOUNI, M.D	Director	October 31, 2018
Elias A. Zerhouni, M.D.